Exhibit 3.14

BY-LAWS OF

HED, INC.

ARTICLE I.

OFFICES

Section 1.	Principal Offices: The principal office of the corporation shall be located at North Church Street Extension, Rocky Mount, North Carolina.

Section 2.	Registered Office: The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office and shall be at such place within the State as may, from time to time, be fixed and determined by the Board of Directors.

Section 3.	Other Offices: The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

ARTICLE II. MEETINGS OF SHAREHOLDERS

Section 1.	Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon in advance by a majority of the shareholders entitled to vote thereat.

Section 2.	Annual Meetings: The annual meeting of shareholders shall be held on the 2nd Monday of March of each year, if not a legal holiday, and if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3.	Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.	Special Meetings: Special meetings of the shareholders may be called at any time by the President or Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

Section 5.	Notice of Meetings: Written or printed notice stating the date, time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice which shall be mailed shall be directed to each shareholder at the address of such shareholder set forth on the share books of the corporation, except that if any shareholder shall have filed with the Secretary a written request that notices intended for such shareholder be mailed to some other address, then notice to such shareholder shall be mailed to the address set forth in such written request.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6.	Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.	Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. Any shareholder entitled to vote my vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force or limits its use to a particular meeting; and in any event no proxy shall be valid after ten years from the date of its execution. Each instrument designating a proxy shall be exhibited to the Secretary of the meeting and shall be filed with the records of the corporation.

Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or by-laws of this corporation.

Voting on all matters, except the election of directors, shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 8.	Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the Corporate Minute Book. Any such consent shall have the same force and effect as a unanimous vote of shareholders.
ARTICLE III. DIRECTORS
Section 1.	General Powers: The business affairs and property of the corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these by-laws.

Section 2.	Number, Term and Qualifications: The number of directors of the corporation shall be three. Each director shall hold office until the next annual meeting of stockholders and his successor is elected and qualified, or until his death, resignation, retirement, removal, or disqualification. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.	Election of Directors: Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

Section 4.	Cumulative Voting: Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention to so vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person or by proxy and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

Section 5.	Removal: Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

Section 6.	Resignations: Any director may resign at any time by giving written notice to the President or Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the President or Secretary of the corporation. The acceptance of such resignation shall not be necessary to make it effective, unless otherwise specified therein, in which event the resignation shall take effect upon its acceptance by the Board of Directors.

Section 7.	Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the number of directors fixed by these by-laws shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 8.	Chairman: There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 9.	Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

Section 10.	Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these by-laws, designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation.
ARTICLE IV. MEETINGS OF DIRECTORS
Section 1.	Annual Meetings: An annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders, or, if not then held, shall be held within a reasonable time thereafter upon the call of the President upon his authority or by the President upon the request of any two directors.

Section 2.	Regular Meetings: The Board of Directors may provide, by resolution, for the holding of regular meetings in addition to the annual meetings of the Board of Directors.

Section 3.	Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two directors.

Section 4.	Place of Meetings: All meetings of the Board of Directors shall be held at the principal office of the corporation or at such other place, either within or without the State of North Carolina, and at such time as the Board of Directors may provide by resolution or as may be designated in a duly executed waiver of notice of such meeting.

Section 5.	Notice of Meetings: Annual meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least ten days before the meetings, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 6.	Quorum: A majority of the directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7.	Manner of Acting: Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The vote of a majority of the number of directors fixed by these by-laws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a by-law, or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article III, Section 6 of these by-laws.

Section 8.	Informal Action by Directors: Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.
ARTICLE V. OFFICERS

Section 1.	Number: The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and if the Board of Directors elects, it may also create the office of Assistant Secretary and Assistant Treasurer and such other officer as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same persons, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2.	Election and Term: The officers, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V., shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board or by informal action of the Board pursuant to Section 8 of Article IV of these by-laws. Each officer shall hold office until the next annual meeting of directors and until his successor is elected and qualified or until his death, resignation, retirement, removal or disqualification.

Section 3.	Subordinate Officers and Agents: The Board of Directors, from time to time, may appoint an Assistant Secretary, Assistant Treasurer, and other officers or agents, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may delegate to any officer the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

Section 4.	Resignations: Any officer my resign at any time by giving written notice to the President or Secretary of the corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article V, by giving written notice to the officer or agent who appointed him. Any such resignation shall take effect upon acceptance by the Board of Directors or by the officer or agent appointing the person so resigning.

Section 5.	Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, by a vote of a majority of the Board of Directors. The officers appointed in accordance with the provisions of Section 3 of this Article V may be removed, with or without cause, by a majority of the Board of Directors, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.	President: The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with those by-laws.

He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.	Vice Presidents: The Vice Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe.

Section 8.	Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these by-laws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

Section 9.	Treasurer: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the registered or principal office of the corporation within two months after the end of such fiscal year. The statement so filed shall be kept available for a period of ten years for inspection by any shareholder; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 10.	Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

Section 11.	Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation who may receive, handle, or disburse money for its account, or who may have any of the corporation’s property in his custody or be responsible for its safety or preservation, to give bond, in such sum and with such sureties as satisfactory to the Board of Directors, for the faithful performance of the duties of his respective office or position, and for the restoration to the corporation, in the event of his death, resignation or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind belonging to the corporation and in his custody.

Section 12.	Delegate Duties: In case of the absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for a stipulated time, provided two-thirds of the entire Board of Directors concurs therein, and provided that the same is not otherwise in conflict herewith.

Section 13.	Salaries: No officer of the corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a director of the corporation. The salaries of officers of the corporation, including such officers as may be directors of the corporation, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers or agents, as provided in Section 3 of this Article V, the authority to fix the salaries or other compensation of any such officers or agents appointed by him.
ARTICLE VI. CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES
Section 1.	Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.	Loans: No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless, except, and as authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.	Checks and Drafts: All notes, checks, drafts, acceptances or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 4.	Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct, or as may be selected by any officer or officers, agent or agents, of the corporation to whom such power may, from time to time, be given by the Board of Directors.

Section 5.	Proxies: Any share in any other corporation which may, from time to time, be held by the corporation may be represented and voted at any meeting of the shareholders of such other corporation by any person or persons thereunto authorized by the Board of Directors, and in the absence of such authorization, by the President.
ARTICLE VII. CERTIFICATES, STOCK SHARES AND THEIR TRANSFER
Section 1.	Certificates for Shares: Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President and the Secretary, Assistant-Secretary, Treasurer, or Assistant-Treasurer, and sealed with the seal of the corporation. By resolution of the Board of Directors, the signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed, or omitted if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation and the seal upon the certificate may also be a facsimile, engraved or printed. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Section 2.	Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

The corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina.

Section 3.	Transfer Agent or Registrar: The Board of Directors may appoint a transfer agent or registrar and, such appointment may cover all of or less than the entire amount of authorized stock of the corporation and may define the practice and regulations by which the said transfer agents or registrar shall act.

Section 4.	Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 5.	Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.
ARTICLE VIII. GENERAL PROVISIONS
Section 1.	Dividends: The Board of Directors of the corporation may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2.	Seal: The corporate seal of the corporation shall be in such form as shall be approved by the Board of Directors from time to time.

Section 3.	Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or by-laws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.	Indemnification: Any person who at any time serves or has served as a director, officer, employee or agent of the corporation, or in such capacity at the request of the corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this by-law, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

Any person who at any time after the adoption of this by-law serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this by-law.

Section 5.	Fiscal Year: The fiscal year of the corporation shall be established by resolution of the Board of Directors.

Section 6.	Amendments: Except as otherwise provided herein, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a by-law (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors of its Executive Committees; (3) increasing or decreasing the maximum number of directors authorized by the Articles of Incorporation; (4) classifying and staggering the election of directors.

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